ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

                                                               April 24, 2003

Dear Stockholders:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Abraxas Petroleum Corporation to be held on Thursday, May 29, 2003, at 9:00 a.m., at the Petroleum Club of San Antonio located at 8620 North New Braunfels, San Antonio, Texas 78217. We hope that you will be able to attend the meeting. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

     Whether or not you expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope.





                                        Robert L. G. Watson
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                          ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 29, 2003

To the Stockholders of Abraxas Petroleum Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abraxas Petroleum Corporation ("Abraxas") will be held at the Petroleum Club of San Antonio located at 8620 North New Braunfels, San Antonio, Texas 78217, on Thursday, May 29, 2003, at 9:00 a.m., local time, for the following purposes:

         (1) To elect one director to the Abraxas board of directors for a term of three years. Franklin A. Burke has been nominated for election by the board of directors:

         (2) To approve the appointment of BDO Seidman, LLP as Abraxas' independent auditors for the year ending December 31, 2003; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         We cordially invite you to attend the Annual Meeting in person. To assure your representation at the meeting, however, we urge you to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

         Whether or not you expect to attend the Annual Meeting, please complete, sign, date and promptly mail your proxy card in the envelope provided. You may revoke your proxy at any time prior to the Annual Meeting, and, if you attend the Annual Meeting, you may vote your shares of Abraxas stock in person.

         The Abraxas board of directors has fixed the close of business on April 21, 2003, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                     By Order of the Board of Directors

                                     Stephen T. Wendel
                                     SECRETARY


San Antonio, Texas
April 24,  2003

                          ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788


                                 PROXY STATEMENT

                             -----------------------

         The board of directors of Abraxas Petroleum Corporation is soliciting proxies to vote shares of common stock at the 2003 Annual Meeting of Stockholders to be held at 9:00 a.m. on May 29, 2003, at the Petroleum Club of San Antonio located at 8620 North New Braunfels, San Antonio, Texas 78217, and at any adjournments thereof. This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about April 24, 2003. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at Abraxas' executive offices, located at the address set forth above.

Record Date; Shares Entitled To Vote; Quorum

         The board of directors has fixed the close of business on April 21, 2003 as the record date for Abraxas stockholders entitled to notice of and to vote at the annual meeting. Holders of common stock as of the record date are entitled to vote at the annual meeting. As of the record date, there were 35,630,115 shares of Abraxas common stock outstanding, which were held by approximately 1,606 holders of record. Stockholders are entitled to one vote for each share of Abraxas common stock held as of the record date.

         The holders of a majority of the outstanding shares of Abraxas common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting. Abstentions and "non-votes" are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. "Non-votes" occur when a proxy:

         o is returned by a broker or other stockholder who does not have authority to vote;

         o  does not give authority to a proxy to vote; or

         o  withholds authority to vote on one or more proposals.


Votes Required

         The votes required for each of the proposals is as follows:

         Election of Directors. The nominee for director who receives the most votes will be elected. Therefore, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

         Appointment of Independent Auditors. The proposal to approve the appointment of Abraxas' independent auditors must receive the affirmative vote of the holders of a majority of the shares of Abraxas common stock represented and voting at the meeting. If you are an Abraxas stockholder and you are present in person or represented by proxy at the meeting and abstain from voting or if you do not instruct your broker on how to vote, it will have no effect on the proposal because holders of shares who have abstained or for which brokers are not able to vote will not be considered voting at the annual meeting and for purposes of approving this proposal.

Voting of Proxies

         Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting. All valid, unrevoked proxies will be voted as directed. In the absence of instructions to the contrary, properly executed proxies will be voted in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominee for director set forth herein.

         If any matters other than those addressed on the proxy card are properly presented for action at the annual meeting, the persons named in the proxy will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

How To Vote By Proxy; Revocability of Proxies

         To vote by proxy, you must complete, sign, date and return the enclosed proxy card in the enclosed envelope. Any Abraxas stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted. Proxies may be revoked by:

         o delivering a written revocation of the proxy to the Abraxas Secretary before the annual meeting;

         o  signing and returning a later dated proxy to the Abraxas  Secretary;
            or

         o  appearing at the annual meeting and voting in person.

         Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy. An Abraxas stockholder whose shares are held in the name of its broker, bank or other nominee must bring a legal proxy from its broker, bank or other nominee to the meeting in order to vote in person.

Deadline for Voting by Proxy

         In order to be counted, votes cast by proxy must be received by mail prior to the Annual Meeting.

Solicitation of Proxies

         Proxies will be solicited by mail. Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers and employees of Abraxas. Directors, officers and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. In addition to solicitation by mail, Abraxas will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Abraxas will, upon request, reimburse these brokerage houses, custodians and other persons for their reasonable out-of-pocket expenses in doing so. The cost of solicitation of proxies will be paid by Abraxas.

                                  PROPOSAL ONE


                          Election of Abraxas Directors

         The Articles of Incorporation of Abraxas divide the board of directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders. In January 2003, Frederick M. Pevow, Jr. resigned as a Class II director and the board of directors filled the vacancy with the appointment of Dennis E. Logue to serve the remainder of Mr. Pevow's term as a Class II director. At this year's meeting, one Class I director is to be elected for a term of three years, to hold office until the expiration of his term in 2006 or until a successor shall have been elected and shall have qualified. The nominee for Class I director is Franklin A. Burke. The term of the Class III directors (Messrs. Watson and Phelps) expires in 2004, and the term of the Class II directors (Messrs. Bartlett, Wagda, Cox and Logue) expires in 2005.

         Assuming the presence of a quorum, the nominee for director who receives the most votes will be elected. The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominee for director. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the election of the nominee for director. Under applicable Nevada law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

         The board of directors recommends a vote "FOR" the election of the nominee to the board of directors.


                        Directors and Executive Officers

         Set forth below are the names, ages, years of service and positions of the executive officers and directors of Abraxas. The term of the Class I directors of Abraxas expires in 2003, the term of the Class II directors expires in 2005 and the term of the Class III directors expires in 2004.


Name and Municipality of Residence                   Age  Office                                         Class

Robert L. G. Watson,                                      Chairman of the Board, President and Chief
San Antonio, Texas..............................     52   Executive Officer                               III

Chris E. Williford,                                       Executive Vice President, Chief Financial
San Antonio, Texas..............................     52   Officer and Treasurer                           --

Robert W. Carington, Jr.,
San Antonio, Texas..............................     41   Executive Vice President                        --

C. Scott Bartlett, Jr.,
Montclair, New Jersey...........................     69   Director                                        II

Franklin A. Burke,
Doyleston, Pennsylvania.........................     69   Director                                         I

Ralph F. Cox,
Ft. Worth, Texas................................     70   Director                                        II

Dennis E. Logue
Norman, Oklahoma................................     59   Director                                        II

James C. Phelps,
San Antonio, Texas..............................     80   Director                                        III

Joseph A. Wagda,
Danville, California............................     59   Director                                        II


Executive Officers

         Robert L. G. Watson has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977. From May 1996 to January 2003, Mr. Watson also served as Chairman of the Board and a director of Grey Wolf Exploration, Inc., formerly a wholly-owned Canadian subsidiary of Abraxas. Since January 2003, he has served as Chairman of the Board and a director of a newly-formed wholly-owned Canadian subsidiary called Grey Wolf Exploration, Inc. In November 1996, Mr. Watson was elected Chairman of the Board, President and as a director of Canadian Abraxas, a former wholly owned Canadian subsidiary of Abraxas. Prior to joining Abraxas, Mr. Watson was employed in various petroleum engineering positions with Tesoro Petroleum Corporation, a crude oil and natural gas exploration and production company, from 1972 through 1977, and DeGolyer and MacNaughton, an independent petroleum engineering firm, from 1970 to 1972. Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974.

         Chris E. Williford was elected Vice President, Treasurer and Chief Financial Officer of Abraxas in January 1993, and as Executive Vice President and a director of Abraxas in May 1993. In November 1996, Mr. Williford was elected Vice President and Assistant Secretary of Canadian Abraxas. In December 1999, Mr. Williford resigned as a director of Abraxas. Prior to joining Abraxas, Mr. Williford was Chief Financial Officer of American Natural Energy Corporation, a crude oil and natural gas exploration and production company, from July 1989 to December 1992 and President of Clark Resources Corp., a crude oil and natural gas exploration and production company, from January 1987 to May 1989. Mr. Williford received a Bachelor of Science degree in Business Administration from Pittsburgh State University in 1973.

         Robert W. Carington, Jr. was elected Executive Vice President and a director of Abraxas in July 1998. In December 1999, Mr. Carington resigned as a director of Abraxas. Prior to joining Abraxas, Mr. Carington was a Managing Director with Jefferies & Company, Inc. Prior to joining Jefferies & Company, Inc. in January 1993, Mr. Carington was a Vice President at Howard, Weil, Labouisse, Friedrichs, Inc. Prior to joining Howard, Weil, Labouisse, Friedrichs, Inc., Mr. Carington was a petroleum engineer with Unocal Corporation from 1983 to 1990. Mr. Carington received a Bachelor of Science in Mechanical Engineering from Rice University in 1983 and a Masters of Business Administration from the University of Houston in 1990.

Director Nominee

         Franklin A. Burke, a director of Abraxas since June 1992, has served as President and Treasurer of Venture Securities Corporation since 1971, where he is in charge of research and portfolio management. He has also been a general partner and director of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, where he is responsible for research and portfolio management. Mr. Burke also serves as a director of Suburban Community Bank in Chalfont, Pennsylvania. Mr. Burke received a Bachelor of Science degree in Finance from Kansas State University in 1955, a Master's degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.

Directors with Terms Expiring in 2004 and 2005

         C. Scott Bartlett, Jr., a director of Abraxas since December 1999, has over forty years of commercial banking experience, the most recent being with National Westminster Bank USA, rising to the position of Executive Vice President, Senior Lending Officer and Chairman of the Credit Policy Committee. Mr. Bartlett currently serves on the boards of NVR, Inc. and Janus Hotels and Resorts, Inc. and is active in securities arbitration. Mr. Bartlett attended Princeton University, and has a certificate in Advanced Management from Pennsylvania State University.

         Ralph F. Cox, a director of Abraxas since December 1999, has over 45 years of oil and gas industry experience, over thirty of which was with Arco. Mr. Cox retired from Arco in 1985 after having become Vice Chairman. Mr. Cox then joined what was known as Union Pacific Resources prior to its acquisition by Anadarko Petroleum in July 2000, retiring in 1989 as President and Chief Operating Officer. Mr. Cox then joined Greenhill Petroleum Corporation as President until leaving in 1994 to pursue his consulting business. Mr. Cox has in the past and continues to serve on many boards including CH2M Hill Companies, and is a trustee for the Fidelity group of funds. Mr. Cox earned Petroleum and Mechanical Engineering degrees from Texas A&M University with advanced studies at Emory University.

            Dennis E. Logue, a director of Abraxas since April 2003, is Dean and Fred E. Brown Chair at the Michael F. Price College of Business at the University of Oklahoma. Prior to joining Price College in 2001, he was the Steven Roth Professor at the Amos Tuck School at Dartmouth College where he had been since 1974. He is currently a director of Sallie Mae (GSE) and Waddell & Reed Financial, Inc. He is also on the editorial boards of several scholarly journals, including the Journal of Banking and Finance, the Journal of Portfolio Management, and the Journal of Management Strategy Education. Mr. Logue holds degrees from Fordham College, Rutgers, and Cornell University.

         James C. Phelps, a director of Abraxas since December 1983, has been a consultant to crude oil and natural gas exploration and production companies such as Panhandle Producing Company and Tesoro Petroleum Corporation since April 1981. Mr. Phelps served as a director of Old Grey Wolf from January 1996 to January 2003. From April 1995 to May 1996, Mr. Phelps served as Chairman of the Board and Chief Executive Officer of Old Grey Wolf, and from January 1996 to May 1996, he served as President of Old Grey Wolf. From March 1983 to September 1984, he served as President of Osborn Heirs Company, a privately owned crude oil exploration and production company based in San Antonio. Mr. Phelps was President and Chief Operating Officer of Tesoro Petroleum Corporation from 1971 to 1981 and prior to that was Senior Vice President and Assistant to the President of Continental Oil Company. He received a Bachelor of Science degree in Industrial Engineering and a Master of Science degree in Industrial Engineering from Oklahoma State University.

         Joseph A. Wagda, a director of Abraxas since December 1999, has been involved in a variety of business activities over a twenty-eight year career. Currently Mr. Wagda is Chairman, Chief Executive Officer and a director of BrightStar Information Technology Group, Inc. He also is an attorney, president of Altamont Capital Management, Inc. and a director of Zierer Visa Service, Inc. Mr. Wagda's business expertise emphasizes special situation consulting and investing, including involvement in distressed investments and turnaround opportunities. Previously, Mr. Wagda was President and Chief Executive Officer of American Heritage Group, Inc., a modular home builder, and a Senior Managing Director and co-founder of the Price Waterhouse corporate finance practice. He also served with the finance staff of Chevron Corporation and in the general counsel's office at Ford Motor Company. Mr. Wagda received an undergraduate degree from Fordham College, a Masters of Business Administration, with distinction, from the Johnson Graduate School of Management, Cornell University, and a JD, with honors, from Rutgers University.

Information Concerning Directors

         During the fiscal year ended December 31, 2002, the Abraxas board of directors held seven meetings. All directors attended each meeting. During 2002, Abraxas' directors other than Mr. Watson received compensation for service to Abraxas as a director. See "--Compensation Summary--Compensation of Directors." Directors also received reimbursement of travel expenses to attend meetings of the board of directors.

Committees of the Board of Directors

         The Audit Committee of the Abraxas board of directors, which consists of Messrs. Bartlett, Burke, Phelps, and Wagda, met two times during 2002. The board of directors has determined that each of the members of the Audit Committee is independent as determined in accordance with the listing standards of the American Stock Exchange. In addition, the board of directors has determined that C. Scott Bartlett, Jr., as defined by SEC rules, is an audit committee financial expert. The functions of the Audit Committee are to recommend the appointment of Abraxas' independent auditors, to review the arrangements for and the scope of the annual audit and to review internal accounting controls. The board of directors recently adopted a revised written Audit Committee Charter, attached hereto as Annex A, which more fully describes the functions and responsibilities of the Audit Committee.

         The Compensation Committee of the board of directors, which consists of Messrs. Phelps and Cox , met twice during 2002. The functions of the Compensation Committee are to review and make recommendations concerning the compensation of Abraxas' executive and non-executive officers. The Compensation Committee also administers Abraxas' 1984 Incentive Stock Option Plan, 1984 Nonqualified Stock Option Plan, 1993 Key Contributor Stock Option Plan, and 1994 Long Term Incentive Plan.

         The board of directors has not had a standing Nominating Committee since 1999.

         SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS, DIRECTORS, NOMINEEs AND OFFICERS

         Based upon information received from the persons concerned, each person known to Abraxas to be the beneficial owner of more than five percent of the outstanding shares of common stock of Abraxas, each director and nominee for director, each of the named executive officers and all directors and officers of Abraxas as a group, owned beneficially as of March 31, 2003, the number and percentage of outstanding shares of common stock of Abraxas indicated in the following table:

Name and Address of Beneficial Owner                            Number of Shares (1)    Percentage (%)
Venture Securities Corp.
516 N. Bethlehem Pike
Spring House, PA 19477                                           2,274,740(2)                 6.38
Peter S. Lynch
82 Devonshire St. 58A
Boston, MA 02109                                                 2,873,000                    8.06
Robert L. G. Watson                                                934,195(3)                 2.58
Franklin A. Burke                                                1,713,720(4)                 4.81
James C. Phelps                                                    539,749(5)                 1.51
Chris E. Williford                                                 203,003(6)                    *
Lee T. Billingsley                                                 159,425(7)                    *
Robert W. Carington, Jr.                                           443,340(8)                 1.23
William H. Wallace                                                  51,775(9)                    *
C. Scott Bartlett, Jr.                                              87,000(10)                   *
Ralph F. Cox                                                       335,000(10)                   *
Joseph A. Wagda                                                     75,000(10)                   *
All Officers and Directors as a Group (10 persons)               4,542,207                   12.25
(3)(4)(5)(6)(7)(8)(9)(10)
------------------

*  Less than 1%

(1) Unless otherwise indicated, all shares are held directly with sole voting and investment power.
(2) Includes 1,188,154 shares with sole voting power held by Venture Securities and Franklin A. Burke, a director of Abraxas, the sole owner of Venture Securities, and 1,038,536 shares managed by Venture Securities on behalf of third parties.
(3) Includes 41,353 shares issuable upon exercise of options granted pursuant to Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan, 479,887 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan and 300 shares in a retirement account. Does not include a total of 75,880 shares owned by the Robert L. G. Watson, Jr. Trust and the Carey B. Watson Trust, the trustees of which are Mr. Watson's brothers and the beneficiaries of which are Mr. Watson's children. Mr. Watson disclaims beneficial ownership of the shares owned by these trusts.
(4) Includes 25,750 shares issuable upon exercise of options granted pursuant to the Amended and Restated Director Stock Option Plan (the "Director Option Plan").
(5) Includes 340,000 shares owned by Marie Phelps, Mr. Phelps' wife, 88,762 shares owned by JMRR LP, 2,000 shares issuable upon exercise of options granted pursuant to an option agreement and 25,750 shares issuable upon exercise of options granted pursuant to the Director Option Plan.
(6) Includes 1,786 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan, 18,214 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan and 160,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(7) Includes 62,250 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan and 5,000 shares in a retirement account.
(8) Includes 345,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(9) Includes 46,750 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(10) Includes 75,000 shares issuable upon exercise of certain option agreements.

Executive Compensation

         Compensation Committee Report on Executive Compensation

         The Compensation Committee is composed entirely of directors who are not employees of Abraxas. The Committee is responsible for establishing and administering the compensation levels for Abraxas' executive and non-executive officers. The members of the Compensation Committee believe that the ability to attract and retain qualified executive and non-executive officers and provide appropriate incentives to Abraxas' executive and non-executive officers is essential to the long-term success of Abraxas.

         In determining executive compensation, the Committee reviews the compensation programs, pay levels and business results of Abraxas as compared to a peer group of oil and natural gas exploration and production companies, which includes those in the William M. Mercer 2002 Energy Compensation Survey related to U.S. salaries and those in the Towers Perrin 2002 Energy Industry Total Rewards Database related to Canadian salaries.

Compensation Philosophy and Objectives

         The philosophy underlying the development and administration of Abraxas' annual and long-term compensation plans is to align the interests of management with those of Abraxas' stockholders. Key elements of this philosophy are:

         Establishing compensation plans that deliver base salaries which are competitive with the companies in the peer group, within Abraxas' budgetary constraints and commensurate with Abraxas' performance as measured by operating, financial and strategic objectives.

         Providing equity-based incentives for executive and non-executive officers to ensure that they are motivated over the long-term to respond to Abraxas' business challenges and opportunities as owners rather than just as employees.

         Rewarding   executive  and   non-executive   officers  for  outstanding
performance particularly where such performance is reflected by an increase in the value of Abraxas common stock.

         The compensation currently paid to Abraxas' executive and non-executive officers consists of base salary, various employee benefits (including medical and life insurance and 401(k) plan benefits generally available to all employees of Abraxas), annual cash bonuses and grants of stock options and awards under Abraxas' 1994 Long Term Incentive Plan (the "LTIP").

Elements of the Executive Compensation Program

         Base Salaries. The Committee believes that Abraxas' base salary levels for executive officers are consistent with the practices of the companies in the peer group. Increases in base salary levels from time to time are designed to reflect competitive practices in the industry, Abraxas' financial performance and individual performance of the officer.

         In the first quarter of each year, the Chief Executive Officer submits to the Committee recommendations for salary adjustments based upon his subjective evaluation of individual performance and his subjective judgment regarding setting each executive and non-executive officer's salary within Abraxas' salary range. This range is set by reference to the salaries paid by the companies in the peer group while remaining within Abraxas' budgetary constraints. The companies in the peer group are used to compare Abraxas' salary structure to that of other companies that compete with Abraxas for executives but without targeting salaries to be higher, lower or approximately the same as those of the companies in the peer group. The Committee does not consider the performance of any of the companies in the peer group in setting Abraxas' salary structure.

         Annual Cash Bonuses. In 1994, the board of directors adopted an annual cash bonus plan which established certain criteria for the payment of annual cash bonuses to all officers of Abraxas at or above the Vice President level. The plan was amended in 1997 and again in 1999. Under the plan as amended, each participant is given an annual bonus opportunity based on the achievement of certain goals. For Messrs. Watson, Williford and Carington, the base bonus could be as high as 35% of base salary if all goals are attained. For Messrs. Wallace and Dr. Billingsley, the bonus could be as high as 25% of base salary if all goals are attained. The amount of the bonuses to be paid to Messrs. Watson,

Williford, Carington and Wallace and Dr. Billingsley, if any, will be based upon attaining goals set by the board of directors after assessing the recommendations of management for EBITDA, General and Administrative expenses, Reserve Replacement percentage and Finding Costs, with each factor being weighted equally in the calculation. If all performance goals are met or exceeded, additional bonuses of up to 25% of base salary can be earned by each participant. The board has the prerogative to adjust the bonus earned by any participant, including Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley, to take into account extraordinary factors not contemplated by the bonus plan when the impact of such contributions or factors cannot be adequately reflected by the bonus determined under the methodology described above. In 2002, the goal for General and Administrative expense was met and the following bonuses were paid:

                Name                              Bonus Amount

                Robert L.G. Watson                    $24,592
                Chris E. Williford                     14,848
                Robert W. Carington, Jr.               19,488
                Lee T. Billingsley                      9,792
                William H. Wallace                      9,792

         Long-Term Incentives. In 1994, the board adopted the LTIP in order to compensate executive and non-executive officers and employees who contribute significantly to the operation of Abraxas. Up to an aggregate of 5,000,000 shares of Abraxas common stock are available for issuance under the LTIP. The LTIP makes available to the Committee a number of incentive devices such as incentive stock options and non-qualified stock options, stock appreciation rights, restricted stock, performance units, performance shares and dividend units. The Committee adopts administrative guidelines from time to time which define specific eligibility criteria, the types of awards to be employed and the value of such awards. Specific terms of each award, including minimum performance criteria, which must be met to receive payment, are provided in individual award agreements granted to each award recipient. Award agreements also contain change in control provisions. Option holdings and previous awards are not taken into account.

         The board believes that the LTIP has given Abraxas the flexibility to structure awards to meet Abraxas' business needs. In making long-term incentive awards under the LTIP, the Committee seeks to ensure that the total compensation package, including cash compensation, is competitive with the compensation paid by the companies included in the Mercer Survey and the Towers Perrin Database, yet substantially contingent upon the conclusion of individual and corporate efforts to produce attractive long-term returns to Abraxas stockholders.

         CEO Compensation. Mr. Watson's salary in 2002 was based on the Committee's evaluation of his performance and Abraxas' performance, after reviewing competitive salary data from the companies included in the Mercer Survey, the Towers Perrin Database, and Abraxas' budgetary constraints. The Committee's determination of Mr. Watson's total salary was based upon the salaries paid to chief executive officers of the companies included in the Mercer Survey, the Towers Perrin Database, and the salary structure of Abraxas.

         Policy on Deductibility of Compensation. In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, the performance measures must be approved by the stockholders. Since Abraxas does not anticipate that the compensation for any executive officer will exceed the $1 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. The Compensation Committee will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

         This report is submitted by the members of the Compensation Committee.

                                             James C. Phelps, Chairman
                                             Ralph F. Cox

Compensation Summary

         The following table sets forth a summary of compensation for the fiscal years ended December 31, 2000, 2001 and 2002 paid by Abraxas to Robert L.G. Watson, Abraxas' Chairman of the Board, President and Chief Executive Officer, Chris E. Williford, Abraxas' Executive Vice President, Chief Financial Officer and Treasurer, Robert W. Carington, Jr., Abraxas' Executive Vice President, Lee
T. Billingsley, Abraxas' Vice President--Exploration, and to William H. Wallace, Abraxas' Vice President--Operations.


                           Summary Compensation Table



                                                                                                       Long Term
                                                                                                      Compensation
                                                                                                        Awards -
        Name and Principal Position                   Year             Salary($)        Bonus($)       Securities
                                                      ----             ---------        --------      Underlying
                                                                Annual Compensation                   Options (#)
        -------------------------------------------------------------------------------------------------------------
        Robert  L. G. Watson,                         2000              $259,615         $29,175             962,562(1)
        Chairman of the Board,                        2001              $259,615         $27,388              60,000
        President and Chief Executive Officer         2002              $271,442         $24,592              90,000
        -------------------------------------------------------------------------------------------------------------
        Chris E. Williford,                           2000              $155,769         $17,505             392,701(1)
        Executive Vice President,                     2001              $155,769         $16,433              20,000
        Chief Financial Officer and Treasurer         2002              $163,653         $14,848              43,000
        -------------------------------------------------------------------------------------------------------------
        Robert  W. Carington, Jr.,                    2000              $207,629         $23,340             549,456(1)
        Executive Vice President                      2001              $207,629         $21,910              20,000
                                                      2002              $215,577         $19,488              55,000
        -------------------------------------------------------------------------------------------------------------
        Lee T. Billingsley                            2000              $134,077         $22,004              97,972(1)
        Vice President--                              2001              $134,077         $10,331              15,000
        Exploration                                   2002              $156,885          $9,792              22,000
        -------------------------------------------------------------------------------------------------------------
        William H. Wallace,                           2000              $131,577          $9,425              97,972(1)
        Vice President--                              2001              $131,577         $10,331              15,000
        Operations                                    2002              $156,885          $9,792              22,000
        -------------------------------------------------------------------------------------------------------------
-------------------

(1) In March 2002, each named officer voluntarily forfeited a substantial number of options to purchase Abraxas common stock, which were issued in 2000. The exercise price for the forfeited options was $5.03 per share, and the named officers each forfeited the following number of options: Mr. Watson - 842,562; Mr. Williford - 352,701; Mr. Carington - 509,456; Mr. Billingsley - 97,972; Mr. Wallace - 97,972. See note (1) to the Option Exercises table on the following page.

Grants of Stock Options and Stock Appreciation Rights During the Fiscal Year Ended December 31, 2002

         Pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan (the "ISO Plan"), the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan (the "1993 Plan"), and the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the "LTIP"), Abraxas grants to its employees and officers (including its directors who are also employees) incentive stock options and non-qualified stock options. The ISO Plan, the 1993 Plan, and the LTIP are administered by the Compensation Committee which, based upon the recommendation of the Chief Executive Officer, determines the number of shares subject to each option.

         The table below contains certain information concerning stock options granted to Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley during 2002:



                          Option Grants in Fiscal Year

Name                                  Number of      % of Total      Exercise    Expiration  Potential Realizable
                                                                                               Value at Assumed
                                      Securities                                             Annual Rates of Stock
                                      Underlying                     Price Per                Price Appreciation
                                       Options         Options         Share                          for
                                       granted       Granted to      (Price at                    Option Term
                                         (1)          Employees       Grant)        Date            5% 10%
-------------------------------------------------------------------------------------------------------------------
Robert L.G. Watson.........             90,000          17.2           $0.65     11/22/12     $36,900    $93,600
-------------------------------------------------------------------------------------------------------------------
Chris E. Williford.........             43,000           8.2           $0.65     11/22/12     $17,630    $44,720
-------------------------------------------------------------------------------------------------------------------
Robert W. Carington, Jr....             55,000          10.5           $0.65     11/22/12     $22,550    $57,200
-------------------------------------------------------------------------------------------------------------------
Lee T. Billingsley.........             22,000           4.2           $0.65     11/22/12      $9,020    $22,880
-------------------------------------------------------------------------------------------------------------------
William H. Wallace.........             22,000           4.2           $0.65     11/22/12      $9,020    $22,880
-------------------------------------------------------------------------------------------------------------------
------------------------------

(1) One-fourth of the options become exercisable on each of the first four anniversaries of the date of grant.

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year End Option Values

         The table below contains certain information concerning exercises of stock options during the fiscal year ended December 31, 2002, by Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley and the fiscal year end value of unexercised options held by Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley. Effective January 23, 2003, the Abraxas board of directors approved a reduction in the exercise price to $0.66 per share of one-half of all options to purchase Abraxas common stock held by Mr. Watson (320,282 options), and a reduction in the exercise price of all of stock options previously issued to other Abraxas employees (approximately 1.8 million options).


                         Option Exercises in Fiscal Year

Name                                   Shares     Value      Number of Unexercised      Value of Unexercised
                                                            Options on December 31,    Options on December 31,
                                    Acquired By  Realized           2002(#)                   2002 ($)
                                    Exercise(#)    ($)    Exercisable/Unexercisable(1)Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------
Robert L. G. Watson..........            0          0           521,240/205,285                  0/0
----------------------------------------------------------------------------------------------------------------
Chris E. Williford...........            0          0           180,000/78,000                   0/0
----------------------------------------------------------------------------------------------------------------
Robert W. Carington, Jr......            0          0           345,000/90,000                   0/0
----------------------------------------------------------------------------------------------------------------
Lee T. Billingsley...........            0          0            84,250/40,750                   0/0
----------------------------------------------------------------------------------------------------------------
William H. Wallace...........            0          0            46,750/40,750                   0/0
----------------------------------------------------------------------------------------------------------------
----------------------

(1) In March 2002, a significant number of stock options granted in 2000 were voluntarily forfeited by the named officers. All forfeited options had an exercise price in excess of the market price on the date of forfeiture. Such forfeitures reduced the total number of exercisable/unexercisable options held by each named officer to the following at the forfeiture date: Mr. Watson--464,435/176,128; Mr. Williford - 160,000/55,000; Mr. Carington - 250,000/130,000; Mr.
         Billingsley - 58,500/44,500; Mr. Wallace - 32,375/33,125.

Securities Authorized for Issuance Under Equity Compensation Plans.

         The following chart gives aggregate information regarding grants under all equity compensation plans of the Company through December 31, 2002.

                      Equity Compensation Plan Information

                                                                                         Number of securities
                                                                                        remaining available for
                                   Number of securities to       Weighted-average        future issuance under
                                   be issued upon exercise      exercise price of      equity compensation plans
                                   of outstanding options,     outstanding options,       (excluding securities
                                     warrants and rights       warrants and rights      reflected in column (a))
          Plan Category                      (a)                       (b)                        (c)
Equity compensation plan
approved by security holders              3,003,340                   $1.94                    2,161,366

Equity compensation plans not
approved by security holders
                                          1,252,000                   $2.89                        -


Employment Agreements

         Abraxas has entered into employment agreements with each of Messrs. Watson, Williford, Carington and Wallace and with Dr. Billingsley pursuant to which each of Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley will receive compensation as determined from time to time by the board in its sole discretion.

         The employment agreements for Messrs. Watson, Williford, and Carington are scheduled to terminate on December 21, 2003, and shall be automatically extended for additional one-year terms unless Abraxas gives the officer 120 days notice prior to the expiration of the original term or any extension thereof of its intention not to renew the employment agreement. If, during the term of the employment agreements for each of such officers, the officer's employment is terminated by Abraxas other than for cause or disability, by the officer other than by reason of such officer's death or retirement, or by the officer, for "Good Reason" (as defined in each officer's respective employment agreement), then such officer will be entitled to receive a lump sum payment equal to the greater of (a) his annual base salary for the last full year during which he was employed by Abraxas or (b) his annual base salary for the remainder of the term of each of their respective employment agreements.

         If a change of control occurs during the term of the employment agreement for Mr. Watson, Mr. Williford or Mr. Carington, and if subsequent to such change of control, such officer's employment is terminated by Abraxas other than for cause or disability, by reason of the officer's death or retirement or by such officer, for Good Reason, then such officer will be entitled to the following, as applicable:

         Mr. Watson:


                  (1) if such termination occurs prior to the end of the first year of the initial term of his employment agreement, a lump sum payment equal to five times his annual base salary;
                  (2) if such termination occurs after the end of the first year of the initial term of his employment agreement but prior to the end of the second year of the initial term of his employment agreement, a lump sum payment equal to four times his annual base salary;
                  (3) if such termination occurs after the end of the second year of the initial term of his employment agreement but prior to the end of the third year of the initial term of his employment agreement, a lump sum payment equal to three times his annual base salary; and
                  (4) if such termination occurs after the end of the third year of the initial term of his employment agreement a lump sum payment equal to 2.99 times his annual base salary.

         Mr. Williford or Mr. Carington:

                  (1) if such termination occurs prior to the end of the first year of the initial term of the officer's employment agreement, a lump sum payment equal to four times the officer's annual base salary;
                  (2) if such termination occurs after the end of the first year of the initial term of the officer's employment agreement but prior to the end of the second year of the initial term of the employment agreement, a lump sum payment equal to three times the officer's annual base salary; and
                  (3) if such termination occurs after the end of the second year of the initial term of the officer's employment agreement, a lump sum payment equal to 2.99 times the officer's annual base salary.

         Abraxas has entered into employment agreements with Mr. Wallace and Dr. Billingsley pursuant to which each of Mr. Wallace and Dr. Billingsley will receive compensation as determined from time to time by the board in its sole discretion. The employment agreements, originally scheduled to terminate on December 31, 1998 for Dr. Billingsley and December 31, 2000 for Mr. Wallace, were automatically extended and will terminate on December 31, 2003, and may be automatically extended for an additional year if by December 1 of the prior year neither Abraxas nor Mr. Wallace or Dr. Billingsley, as the case may be, has given notice to the contrary. Except in the event of a change in control, at all times during the term of the employment agreements, each of Mr. Wallace's and Dr. Billingsley's employment is at will and may be terminated by Abraxas for any reason without notice or cause. If a change in control occurs during the term of the employment agreement or any extension thereof, the expiration date of Mr. Wallace's and Dr. Billingsley's employment agreement is automatically extended to a date no earlier than three years following the effective date of such change in control. If, following a change in control, either Mr. Wallace's or Dr. Billingsley's employment is terminated other than for Cause (as defined in each of the employment agreements) or Disability (as defined in each of the Employment Agreements), by reason of Mr. Wallace's or Dr. Billingsley's death or retirement or by Mr. Wallace or Dr. Billingsley, as the case may be, for Good Reason (as defined in each of the employment agreements), then the terminated officer will be entitled to receive a lump sum payment equal to three times his annual base salary.

         If any lump sum payment to Messrs. Watson, Williford, Carington, Wallace or Dr. Billingsley would individually or together with any other amounts paid or payable constitute an "excess parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations there under, the amounts to be paid will be increased so that Messrs. Watson, Williford, Carington, Wallace or Dr. Billingsley, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

Compensation of Directors

         Stock Options. In 1999, each of Messrs. Bartlett, Cox and Wagda were each granted options to purchase 75,000 shares of common stock at an exercise price of $0.98 per share.

         Other Compensation. During 2002, each director who was not an employee of Abraxas or its affiliates, received an annual fee of $8,000 plus $1,000 for each board meeting attended and $500 for each committee meeting attended. Aggregate fees paid to directors in 2002 were $131,500. Except for the foregoing, the directors of Abraxas received no other compensation for services as directors, except for reimbursement of travel expenses to attend board meetings.

Section 16(a) Compliance

         Section 16(a) of the Exchange Act requires Abraxas' directors and executive officers and persons who own more than 10% of a registered class of Abraxas equity securities to file with the Securities and Exchange Commission and the AMEX initial reports of ownership and reports of changes in ownership of Abraxas common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, Abraxas believes that all its directors and executive officers during 2002 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

Performance Graph

         Set forth below is a performance graph comparing yearly cumulative total stockholder return on the Abraxas common stock with (a) the monthly index of stocks included in the Standard and Poor's 500 Index and (b) the CIBC World Markets Index (the "CIBC Index") of stocks of crude oil and natural gas exploration and production companies with a market capitalization of less than $300 million (the "Comparable Companies"). The Comparable Companies are: Adams Resources & Energy, Inc.; Mission Resources; Callon Petroleum Company; Columbus Energy Corporation; Goodrich Petroleum Corporation; Magnum Hunter Resources, Inc.; The Meridian Resource Corporation; PetroCorp Incorporated; Plains Resources, Inc.; Prima Energy Corporation; Unit Corporation; Venus Exploration, Inc.; and Wiser Oil Company.

         All of these cumulative total returns are computed assuming the value of the investment in Abraxas common stock and each index as $100.00 on December 31, 1997, and the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The years compared are 1998, 1999, 2000, 2001 and 2002.


                                Performance Graph

         [OBJECT OMITTED]
                               S&P        Small-cap
                     ABP        500        index
                ------------ ---------- -----------
      Dec-97         100%        100%       100%
      Mar-98          57         114         95
      Jun-98          62         117         89
      Sep-98          47         105         67
      Dec-98          30         127         50
      Mar-99          12         133         53
      Jun-99           8         141         70
      Sep-99          15         132         74
      Dec-99           6         151         64
      Mar-00          15         154         83
      Jun-00          10         150        111
      Sep-00          26         148        130
      Dec-00          30         136        148
      Mar-01          35         120        126
      Jun-01          21         126        117
      Sep-01          13         107         92
      Dec-01           9         118        100
      Mar-02           9         118         73
      Jun-02           5         102         67
      Sep-02           5          84         65
      Dec-02           4          91         57

                         Dec-97  Dec-98  Dec-99   Dec-00   Dec-01   Dec-02
      S&P 500             100      127     151      136      118       91
      Small Cap Index     100       50      64      148      100       57
      ABP                 100       30       6       30        9        4


Audit Committee Report

         The Audit Committee reviews Abraxas' financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of Abraxas' consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of Abraxas' financial statements, (ii) Abraxas' independent auditors' qualifications and independence, (iii) the performance of Abraxas' independent auditors and (iv) Abraxas' compliance with legal and regulatory requirements.

         In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that Abraxas' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

         In addition, the Committee discussed with the independent auditors the auditors' independence from Abraxas and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

         The Committee also discussed with Abraxas' independent auditors the overall scope and plans for their respective audit. The Committee met the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Abraxas' internal controls, and the overall quality of Abraxas' financial reporting.

         Audit Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of Abraxas' annual financial statements for the year ended December 31, 2002, and the reviews of the condensed financial statements included in Abraxas' quarterly Reports on Forms 10-Q for the year ended December 31, 2002, were $316,492.

         Financial Information Systems Design and Implementation Fees. Deloitte & Touche LLP did not perform any financial information systems design or implementation work on behalf of Abraxas for the year ended December 31, 2002.

         All Other Fees. The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by Deloitte & Touche LLP during the year ended December 31, 2002, were $509,454, related primarily to various tax issues, and the exchange offer related to Abraxas' second lien notes, which was consummated on January 23, 2003.

         Consideration of Non-audit Services Provided by the Independent Auditors. The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining Deloitte & Touche LLP's independence, and has concluded that the independence of such firm has been maintained.

         Based on the reviews and discussions referred to above, the Committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in Abraxas' Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee and the board also have recommended, subject to shareholder approval, the selection of Abraxas' independent auditors for fiscal year 2003.

Dated:  March 31, 2003

                                      Audit Committee

                                      C. Scott Bartlett, Jr., Chairman
                                      James C. Phelps
                                      Franklin A. Burke
                                      Joseph A. Wagda

Certain Transactions

         Wind River Resources Corporation, all of the capital stock of which is owned by Mr. Watson, owns a twin-engine airplane. The airplane is available for business use by employees of Abraxas from time to time at Wind River's cost. Abraxas paid Wind River a total of $345,000 for use of the plane during 2002. Abraxas has adopted a policy that transactions, including loans, between Abraxas and its officers, directors, principal stockholders, or affiliates of any of them, will be on terms no less favorable to Abraxas than can be obtained on an arm's length basis in transactions with third parties and must be approved by the vote of at least a majority of the disinterested directors.

                                  PROPOSAL TWO


                          Ratification of Selection of
                              Independent Auditors

         The Abraxas board of directors has selected BDO Seidman, LLP to serve as independent auditors of Abraxas for the fiscal year ending December 31, 2003. Although stockholder ratification is not required, the board of directors has directed that such appointment be submitted to the stockholders of Abraxas for ratification at the annual meeting. Deloitte & Touche LLP has provided audit services to Abraxas for the years ended December 31, 2001 and 2002. The year ending December 31, 2003 will be the first year that BDO Seidman, LLP is engaged to supply audit services to Abraxas. A representative of BDO Seidman, LLP will be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No representative of Deloitte & Touche LLP will be present at the annual meeting.

         On April 22, 2003, the board of directors engaged the accounting firm of BDO Seidman, LLP as Abraxas' certifying accountant for the year ended December 31, 2003. The decision to approve the dismissal of Deloitte & Touche LLP and engagement of BDO Seidman, LLP was approved by the Audit Committee and the entire board of directors. Deloitte & Touche LLP was notified of their dismissal on April 22, 2003.

         The reports of Deloitte & Touche LLP on Abraxas' financial statements for the two fiscal years ended December 31, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of Abraxas' financial statements for each of the two fiscal years ended December 31, 2001 and 2002, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused the firm to make reference to the matter in its report. During each of the two fiscal years ended December 31, 2001 and 2002, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to approve the appointment of Abraxas' independent auditors. The enclosed form of proxy provides a means for stockholders to vote for the ratification of selection of independent auditors, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the ratification of selection of independent auditors. Under applicable Nevada law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

         The board of directors recommends a vote "FOR" the ratification of the selection of BDO Seidman, LLP as independent auditors of Abraxas for the fiscal year ending December 31, 2003.

              STOCKHOLDER PROPOSALS FOR 2004 ABRAXAS ANNUAL MEETING

         Abraxas intends to hold its next annual meeting in May of 2004, according to its normal schedule. In order to be included in the proxy material for the 2004 Annual Meeting, Abraxas must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before December 26, 2003, directed to the Abraxas Secretary at the address indicated on the first page of this proxy statement.

         According to our Bylaws, Abraxas must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2004 Annual Meeting. To be timely, such notice must be delivered to the Abraxas Secretary at the principal executive offices set forth on the first page of this proxy statement not later than the close of business on March 30, 2004 nor earlier than March 1, 2004. The written notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         In the event that the 2004 Annual Meeting is more than 30 days from May 29, 2004 (the anniversary of the 2003 Annual Meeting), the dates for submission with the proxy materials and to be properly be brought before the 2004 Annual Meeting will change according to the Bylaws and Regulation 14A under the Exchange Act. A copy of the Bylaws of Abraxas setting forth the advance notice provisions and requirements for submission of stockholder nominations and proposals may be obtained from the Abraxas Secretary at the address indicated on the first page of this proxy statement.

                                  OTHER MATTERS

         No business other than the matters set forth in this document is expected to come before the meeting, but should any other matters requiring a stockholder's vote arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of Abraxas. If the nominee for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of Abraxas.

         Upon the written request of any person whose proxy is solicited hereunder, Abraxas will furnish without charge to such person a copy of its annual report filed with the United States Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2002. Such written request is to be directed to the attention of Chris E. Williford, 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.



                                         By Order of the Board of Directors


                                         Stephen T. Wendel
                                         SECRETARY
San Antonio, Texas
April 24, 2003

                                  FORM OF PROXY
                                      FRONT

                          ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788


           This Proxy is Solicited on behalf of the Board of Directors

         The undersigned shareholder of Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), hereby appoints Robert L. G. Watson, Chris E. Williford and Robert W. Carington, Jr., and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Abraxas common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 29, 2003, and any adjournment thereof, with all powers which the undersigned would possess if personally present.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Abraxas dated April 24, 2003.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                      BACK

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the election of Directors and "FOR" the Approval of Proposal 2 .

                                            FOR      WITHHELD
1. ELECTION OF                              [ ]         [ ] Nominee:
DIRECTOR NOMINATED                                          Franklin A. Burke
BY BOARD OF DIRECTORS


2. PROPOSAL TO APPROVE THE APPOINTMENT OF BDO SEIDMAN, LLP AS AUDITORS OF ABRAXAS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

     [  ]  FOR                 [  ]  AGAINST              [  ]  ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

CHECK HERE FOR ADDRESS CHANGE  [  ]  NEW ADDRESS:
                                                --------------------------------
                                     -------------------------------------------
                                     -------------------------------------------
                                     -------------------------------------------

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED:  ______________, 2003
                                    --------------------------------------------
                                    Signature


PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
                                    --------------------------------------------
ENCLOSED ENVELOPE.                  Signature if held jointly

                                     ANNEX A

                          ABRAXAS PETROLEUM CORPORATION

                             Audit Committee Charter

The audit committee of the board of directors shall be comprised entirely of directors who are independent of management and the Company. Members of the audit committee shall be considered independent if they meet the requirements of
Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of any exchange on which Abraxas securities are listed or quoted and the Securities and Exchange Commission. Members of the audit committee may receive no compensation from the Company other than directors' fees and shall not serve on the audit committee of more than two other public companies. All audit committee members will be financially literate and at least one member will be an "audit committee financial expert" as defined and required by federal rules and regulations and the rules of any exchange on which Abraxas securities are listed or quoted.

STATEMENT OF POLICY

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, and the financial management of the Company.

MEETINGS

The audit committee shall meet as often as may be deemed necessary or appropriate in its judgment, but at least quarterly each year, and at such time and places as the audit committee shall determine. The audit committee shall meet separately, at least quarterly, with the auditors and management to discuss any matters that the auditors or management wish to bring to the audit committee's attention.

OUTSIDE ADVISORS

The audit committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it deems appropriate to assist the audit committee in the performance of its functions. The Company shall provide for appropriate funding, as determined by the audit committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report, to any advisor employed by the audit committee and for ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee shall:

         o Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

         o Have the sole authority and responsibility to appoint, evaluate, retain and, where appropriate, replace the independent auditors to be selected, subject to shareholders approval, to audit the financial statements of the Company and its divisions.

         o Have the sole authority and responsibility for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit review services for the Company. The independent auditor shall report directly to the audit committee.

         o Meet with the independent auditors and financial management of the Company to review and pre-approve the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof, review such audit or review, including any comments or recommendations of the independent auditors.

         o Establish policies and procedures for the engagement of the independent auditors to provide permissible non-audit services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which shall include pre-approval of permissible non-audit services to be provided by the independent auditors. The audit committee shall approve in advance all non-audit services to be provided by the independent auditors.

         o Review and evaluate the lead partner of the independent auditor team and ensure the rotation of the audit partners as required by law.

         o Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

         o Review at least annually with the independent auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Company policy statements to determine their adherence to the code of conduct.

         o Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         o Review and discuss with management and the independent auditors the adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs.

         o Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

         o Periodically review the Company's policies and Code of Ethics, with particular focus on related party transactions and conflicts of interest involving, directly or indirectly, the principal executive officer, principal financial officer and principal accounting officer, and consider whether changes are needed.

         o Evaluate, decide whether to approve and monitor on an ongoing basis any related party transactions covered by the Company's policies and Code of Ethics and make decisions regarding the grant of any waiver of or deviation from the Company's policies and Code of Ethics.

         o Obtain reports from management and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

         o  Review  reports   received  from  regulators  and  other  legal  and
            regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

         o Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

         o Review and discuss the financial statements with financial management and the independent auditors prior to the filing of the Company's Form 10-K and Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements therein, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for the purpose of review.

         o Review and discuss the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

         o Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

         o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel and the cooperation that the independent auditors received during the course of audit.

         o Review accounting, financial, and human resources and succession planning relative thereto.

         o Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

         o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships of professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

         o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

         o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

         o Review and discuss with management and the independent auditors the Company's internal controls (with particular emphasis on the scope and performance of the internal audit function), and review and discuss with the internal auditors the results of the internal audit program.

         o Review and discuss the Company's disclosure controls and procedures, and the quarterly assessments of such controls and procedures by the chief executive officer and chief financial officer.

LIMITATION OF AUDIT COMMITTEE'S ROLE

While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.